EXHIBIT 9.01.2 VIKEN  MANAGEMENT, INC.
Audited balance sheet of Viken Management, Inc. and Consolidated Variable Interest Entities as of December 31, 2005, and the related statements of income, stockholders' deficit, and cash flows for the year ended December 31 2005.

                                               CONSOLIDATED FINANCIAL STATEMENTS
                                                               December 31, 2005


                             VIKEN MANAGEMENT, INC.
                  AND CONSOLIDATED VARIABLE INTEREST ENTITIES:

                      SOUTHWEST TEMPORARY DEVELOPMENT, LLC
                                    ZAZ, LLC
                                  RASCALS, LLC
                             AARDVARK STAFFING, LLC
                           SAN ANTONIO ARMADILLO, LLC
                              BROADWAY GARDENS, LLC
                           TRUCKEE RIVER SERVICES, LLC
                          AWESOME POSSUM STAFFING, LLC
                   SACRAMENTO TEMPORARY STAFFING SERVICES, LLC

                                     [LOGO]
                                   EideBailly
                            CPAs & BUSINESS ADVISORS

                          INDEPENDENT AUDITOR'S REPORT
--------------------------------------------------------------------------------

The Members
VIKEN MANAGEMENT, INC. AND CONSOLIDATED VARIABLE INTEREST ENTITIES Scottsdale, Arizona


We have audited the accompanying consolidated balance sheets of VIKEN MANAGEMENT, INC. AND CONSOLIDATED VARIABLE INTEREST ENTITIES as of December 31, 2005, and the related consolidated statements of income, stockholders' deficit, and cash flows for the year ended December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we do not express such an opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VIKEN MANAGEMENT, INC. AND CONSOLIDATED VARIABLE INTEREST ENTITIES as of December 31, 2005, and the results of its operation and its cash flows for the years ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Eide Bailly LLP
Phoenix, Arizona
March 10, 2006

                       PEOPLE. PRINCIPLES. POSSIBILITIES.
                               www.eidebailly.com
             1850 N. Central Avenue Suite 400 Phoenix, Arizona 85004
                    Phone 602.264.5844 Fax 602.277.4845 EOE

VIKEN MANAGEMENT, INC. AND CONSOLIDATED
VARIABLE INTEREST ENTITIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005
--------------------------------------------------------------------------------

             ASSETS

CURRENT ASSETS
     Cash                                                           $    79,036
     Receivables
         Trade receivables                                            3,610,354
         Less: Allowance for doubtful accounts                          630,639
                                                                    -----------
                                                                      2,979,715
                                                                    -----------

         Other receivables                                              263,876
         Related party receivables                                       22,000
     Prepaid expenses                                                   111,412
     Deposits                                                            38,239
                                                                    -----------

             Total current assets                                     3,494,278
                                                                    -----------

PROPERTY AND EQUIPMENT, net                                             309,029
                                                                    -----------

OTHER ASSETS
     Note receivable - related party                                     30,000
     Goodwill                                                            40,000
                                                                    -----------
                                                                         70,000
                                                                    -----------

                                                                    $ 3,873,307
                                                                    ===========

             LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Checks in excess of bank deposits                              $   290,033
     Current maturities of long-term debt                                48,017
     Accounts payable and accrued expenses                            1,367,920
     Payroll withholdings                                             1,712,203
     Funding payable                                                  1,309,832
                                                                    -----------

             Total current liabilities                                4,728,005
                                                                    -----------

LONG-TERM DEBT, net of current maturities                               103,067
                                                                    -----------

STOCKHOLDERS' DEFICIT
     Controlling interest in equity
         Common Stock                                                       100
         Additional paid-in capital                                   1,522,062
         Retained earnings (deficit)                                   (651,177)
     Noncontrolling interest in equity                               (1,828,750)
                                                                    -----------
             Total stockholders' deficit                               (957,765)
                                                                    -----------

                                                                    $ 3,873,307
                                                                    ===========

See Notes to Consolidated Financial Statements

VIKEN MANAGEMENT, INC. AND CONSOLIDATED
VARIABLE INTEREST ENTITIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

REVENUES                                                           $ 27,785,110

COST OF SALES                                                        19,954,507
                                                                   ------------

GROSS PROFIT                                                          7,830,603

OPERATING EXPENSES                                                   10,326,811
                                                                   ------------

LOSS FROM OPERATIONS                                                 (2,496,208)
                                                                   ------------

INTEREST EXPENSE                                                         28,237
                                                                   ------------

NET LOSS                                                           $ (2,524,445)
                                                                   ============

See Notes to Consolidated Financial Statements

VIKEN MANAGEMENT, INC. AND CONSOLIDATED
VARIABLE INTEREST ENTITIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

                                                     Controlling Interests in Equity
                                             ----------------------------------------------     Noncontrolling         Total
                                                Common       Additional          Retained        Interests in      Stockholders'
                                                 Stock      Paid in Capital       Deficit           Deficit            Deficit
                                             ------------   ---------------    ------------    ---------------    ---------------
BALANCE, JANUARY 1, 2005                     $         --   $            --    $         --    $            --    $            --

     Cumulative effect adjustment
         of accounting change                          --                --              --            (60,635)           (60,635)
                                             ------------   ---------------    ------------    ---------------    ---------------
                                                       --                --              --            (60,635)           (60,635)
                                             ------------   ---------------    ------------    ---------------    ---------------

     Issuance of common stock                         100         1,522,062              --                 --          1,522,162
                                             ------------   ---------------    ------------    ---------------    ---------------

     Net loss
         Controlling interests net loss                --                --        (651,177)                --           (651,177)
         Noncontrolling interests net loss             --                --              --         (1,873,268)        (1,873,268)
                                             ------------   ---------------    ------------    ---------------    ---------------
                                                       --                --        (651,177)        (1,873,268)        (2,524,445)
                                             ------------   ---------------    ------------    ---------------    ---------------

     Distributions                                     --                --         (65,000)           (28,700)           (93,700)
                                             ------------   ---------------    ------------    ---------------    ---------------

     Capital contributions                             --                --              --            198,853            198,853
                                             ------------   ---------------    ------------    ---------------    ---------------

BALANCE, DECEMBER 31, 2005                   $        100   $     1,522,062    $   (716,177)   $    (1,763,750)   $      (957,765)
                                             ============   ===============    ============    ===============    ===============

See Notes to Consolidated Financial Statements

VIKEN MANAGEMENT, INC. AND CONSOLIDATED
VARIABLE INTEREST ENTITIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

CASH FROM OPERATING ACTIVITIES
     Net loss                                                       $(2,524,445)
     Charges and credits to net income not affecting cash
         Depreciation                                                    29,950
         Allowance for doubtful accounts                              1,524,983
     Changes in assets and liabilities
         Trade receivables                                           (2,694,207)
         Related party receivables                                      (52,000)
         Other receivables                                             (192,982)
         Prepaid expenses                                              (107,948)
         Deposits                                                       (21,931)
         Checks in excess of bank deposit                               181,893
         Accounts payable and accrued expenses                        1,077,649
         Payroll withholdings                                         1,331,865
         Funding payable                                                 60,246
                                                                    -----------

             Net cash used in operating activities                   (1,386,927)
                                                                    -----------

CASH FROM INVESTING ACTIVITIES
     Purchase of property and equipment                                (191,083)
                                                                    -----------

             Net cash used in investing activities                     (191,083)
                                                                    -----------

CASH FROM FINANCING ACTIVITIES
     Principal payments on long-term debt                               (58,186)
     Issuance of stock                                                1,522,162
     Member contributions-noncontrolling                                198,853
     Member distributions-noncontrolling                                (93,700)
                                                                    -----------

             Net cash provided by financing activities                1,569,129
                                                                    -----------

NET CHANGE IN CASH                                                       (8,881)

CASH, BEGINNING OF YEAR                                                  87,917
                                                                    -----------

CASH, END OF YEAR                                                   $    79,036
                                                                    ===========



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Cash payments for interest                                     $   229,416
                                                                    ===========

See Notes to Consolidated Financial Statements

VIKEN MANAGEMENT, INC. AND CONSOLIDATED
VARIABLE INTEREST ENTITIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 1 - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

NATURE OF OPERATIONS

Viken Management Inc. (Viken) an S-Corporation organized under the laws of the jurisdiction of the State of Nevada. The Corporation was formed for the purpose of providing management services to related variable interests entities which operate temporary labor and staffing agencies providing manual labor jobs to customers.

PRINCIPLES OF CONSOLIDATION

In December 2003, the Financial Accounting Standards Board (FASB) issued revised FASB Interpretation 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 requires certain VIEs to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.

The consolidated financial statements include the accounts of the following (Operating Companies):

Viken Management, Inc.                         San Antonio Armadillo, LLC
Southwest Temporary Development, LLC           Broadway Gardens, LLC
Zaz, LLC                                       Truckee River Services, LLC
Rascals, LLC                                   Awesome Possum Staffing, LLC
Aardvark Staffing, LLC
Sacramento Temporary Staffing Services, LLC

All significant interrelated accounts have been eliminated in consolidation.

Viken is the primary beneficiary of the Operating Companies and FASB Interpretation No. 46, "Consolidation of Variable Interest Entities." consolidates the results of operations from the Operating Companies. Viken has no ownership interest in the variable interest entities.

VARIABLE INTEREST ENTITIES

Southwest Temporary Development, LLC , a variable interest entity of is a limited liability company organized under the laws of the jurisdiction of the State of Arizona on April 21, 2001 The Company was formed for the purpose of providing temporary staffing for manual labor jobs to customers. The Company grants credit to customers in all of these locations.

Zaz, LLC, a variable interest entity of is a limited liability company organized under the laws of the jurisdiction of the State of Arizona on September 10, 2002. The Company was formed for the purpose of providing temporary staffing for manual labor jobs to customers. The Company grants credit to customers in all of these locations.

Rascals, LLC and Lil'l Kids Enterprises, LLC (Rascals, LLC) , a variable interest entity of a re limited liability companies organized under the laws of the jurisdiction of the State of California on August, 13 2002 and November 20, 2003, respectively and are combined for financial reporting purposes. The Companies were formed for the purpose of providing temporary staffing for manual labor jobs to customers. The Companies grant credit to customers in all of these locations. Lil'l Kids became Harbor Bay in 2005.

(Continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Aardvark Staffing, LLC, a variable interest entity of is a limited liability company organized under the laws of the jurisdiction of the State of Arizona on October 28, 2003. The Company was formed for the purpose of providing temporary staffing for manual labor jobs to customers. The Company grants credit to customers in all of these locations.

San Antonio Armadillo, LLC, a variable interest entity of is a limited liability company organized under the laws of the jurisdiction of the State of Texas on June 16, 2003. The Company was formed for the purpose of providing temporary staffing for manual labor jobs to customers. The Company grants credit to customers in all of these locations.

Broadway Gardens, LLC, a variable interest entity of is a limited liability company organized under the laws of the jurisdiction of the State of Kentucky on April 23, 2004. The Company was formed for the purpose of providing temporary staffing for manual labor jobs to customers. The Company grants credit to customers in all of these locations.

Truckee River Services, LLC, a variable interest entity of is a limited liability company organized under the laws of the jurisdiction of the State of Nevada on February 18, 2004. The Company was formed for the purpose of providing temporary staffing for manual labor jobs to customers. The Company grants credit to customers in all of these locations.

Awesome Possum Staffing, LLC a variable interest entity of is a limited liability company organized under the laws of the jurisdiction of the State of Wyoming on June 28, 2001. The Company was formed for the purpose of providing temporary staffing for manual labor jobs to customers. The Company grants credit to customers in all of these locations.

Sacramento Temporary Staffing Services, LLC a variable interest entity of is a limited liability company organized under the laws of the jurisdiction of the State of California on November 19, 2003. The Company was formed for the purpose of providing temporary staffing for manual labor jobs to customers. The Company grants credit to customers in all of these locations.

Viken Management, Inc. is the primary beneficiary as a result of providing significant financing for operations to the VIE's in addition through common ownership the shareholders of Viken have the ability to control future financing and management.

The Operating Companies operate as franchisees of Command Center, Inc. and operate under the trade name "Command Labor." The "Command Labor" name is owned by Command Center, Inc.

Command Center, Inc. formerly operating under Command Staffing, LLC was formed in 2002 in the state of Arizona for the purpose of providing temporary help in the labor, staffing, hospitality and events industries. The Company operates under the trade name of Command Center. The Company currently holds over 70 storefronts which do business in 19 states in the U.S.

BASIS OF ACCOUNTING AND PRESENTATION

The financial statements of the Consolidated Companies are prepared on the accrual basis of accounting and accordingly reflect all significant receivables, payables, and other liabilities.

CASH AND CASH EQUIVALENTS

The Consolidated Companies considers all highly liquid assets having a maturity of three months or less to be cash equivalents. The Consolidated Companies maintain cash at various financial institutions which may at times exceed federally insured amounts.

(Continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are recorded at the invoiced price and most do not bear interest. Accounts receivable is reviewed regularly for collectibility. The allowance for doubtful accounts is estimated based on a percentage of receivables aged over 60 days. Accounts receivable are written off when determined uncollectible. Recoveries of previously written off are recorded when collected.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense currently. Depreciation and amortization are provided using accelerated and straight-line methods for financial reporting purposes and are applied over the estimated lives of the respective assets.

The Company reviews its property and equipment whenever events indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recorded when the sum of the future cash flows is materially less than the carrying amount of the asset. An impairment loss is measured as the amount by which the carrying amount of the asset exceeds its fair value. No impairment loss is recorded at December 31, 2005.

GOODWILL AND OTHER INTANGIBLE ASSETS

The Company records goodwill and intangible assets in accordance with SFAS No. 142, Goodwill and Other Intangible Assets.

INCOME TAXES

Viken Management, Inc. has elected by unanimous consent of its stockholders to be taxed under the provisions of subchapter S of the Internal Revenue Code. Under those provisions, Viken Management, Inc. does not pay Federal or State corporate income taxes on its taxable income. Instead, the stockholders are liable for the individual Federal and State income tax on Viken Management, Inc.'s taxable income.

The Operating Companies and its members have elected to be taxed as a limited liability corporation for income tax purposes. Under such election, the Company is not subject to corporate income taxes. Instead, the Company's tax basis earnings are reported by the respective members for income tax reporting purposes.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

ADVERTISING

Advertising costs are expenses as incurred. Advertising expense was $267,068 for the year ended December 31, 2005.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 2 - GOODWILL
--------------------------------------------------------------------------------

Goodwill represents the excess of cost over fair value of net assets acquired related to the acquisition of a business during 2003. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142 issued in June 2001, amortization of goodwill ceased as of December 31, 2001, and the Company evaluates the goodwill on an annual basis for potential impairment. There was no impairment to the value of recorded goodwill for the year ended December 31, 2005.


--------------------------------------------------------------------------------
NOTE 3 - PROPERTY AND EQUIPMENT
--------------------------------------------------------------------------------

Property and equipment consisted of the following at December 31, 2005:

     Building                                                         $ 155,000
     Equipment                                                            8,989
     Leasehold improvements                                             117,895
     Software                                                            64,199
                                                                      ---------
                                                                        346,083
     Accumulated depreciation                                           (37,054)
                                                                      ---------

                                                                      $ 655,112
                                                                      =========

--------------------------------------------------------------------------------
NOTE 4 - FUNDING PAYABLE
--------------------------------------------------------------------------------

The Operating Companies (Franchisee) factor their accounts receivable, with recourse, with Capital Temp Funds, Inc. (CTF). In exchange for cash advances (asset based loans), CTF receives a security interest in the receivables through the assignment of each week's billing. The Franchisee performs all collection activity on the assigned accounts; however, customers forward their remittances directly to a CTF lockbox.

CTF maintains an inventory of open customer receivables against which it issues funding advances. CTF provides funding, via wire transfer, to the Franchisee generally on a weekly basis following receipt and review of a new receivable assignment. The maximum that CTF will loan the Franchisee is 80% of the population of eligible open invoices less than 60 days old. Invoices that age beyond 60 days (past the invoice date) fall out of eligibility and are excluded from subsequent CTF funding calculations. CTF establishes its own credit limits for each customer. Franchisee billing that exceeds these limits is not eligible for funding, however, the receivables continue to be assigned and monitored by CTF.

The Franchisee is charged interest calculated on the daily net loan balance during each month. This interest charge is added to the loan balance at the end of each month. Interest rates are established at Prime Rate plus 4%. The Franchisee paid interest related to funding of receivables of $204,179.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 5 - LONG-TERM DEBT
--------------------------------------------------------------------------------

Long-term debt consisted of the following at December 31, 2005:

    Note payable to a former member bearing interest at 6%,  unsecured,
         due in monthly installments of $4,563, matures in 2006                   $  40,062

    Note payable to Citizens Bank, due in monthly installments of $1,485
         and a balloon payment in 2009. The note is secured by a building           111,022
                                                                                  ---------

                                                                                    151,084
    Less current maturities                                                         (48,017)
                                                                                  ---------

                                                                                  $ 103,067
                                                                                  =========

Future minimum payments required on long-term debt are as follows for the years ending December 31:

      2006                                                              $ 48,017
      2007                                                                 8,445
      2008                                                                 8,966
      2009                                                                85,656
                                                                       ---------

                                                                       $ 151,084
                                                                       =========

--------------------------------------------------------------------------------
NOTE 6 - LEASE COMMITMENTS
--------------------------------------------------------------------------------

The Company leases facilities at each location in which they operate. The rent expense totaled approximately $546,534 for the year ended December 31, 2005, respectively.

Future minimum rental commitments for these leases are as follows for the years ending December 31:

      2006                                                            $  532,701
      2007                                                               497,642
      2008                                                               447,158
      2009                                                               348,083
      2010                                                               160,119
                                                                      ----------

                                                                      $1,985,703
                                                                      ==========

--------------------------------------------------------------------------------
NOTE 7 - RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

At December 31, 2005, $22,000 was due from ZMP Associates, Inc., a related party through common ownership, and $75,500 was due from a Member owner.

(Continued)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Notes receivable - related parties consisted of the following at December 31, 2005:

Note receivable from a Inland Empire, LLC, a related party
   through common ownership due in a lump sum payment, plus
   accrued interest in January 2009.                                    $ 30,000
                                                                        ========

At December 31, 2005, $320,809 was due to Command Center, Inc., the franchisor and related party through common ownership, $25,784 was due to Harborview Software, Inc., a related party through common ownership, and $29,594 was due to a Member.

At December 31, 2005, $138,474 was due from Command Center, Inc., the franchisor.

--------------------------------------------------------------------------------
NOTE 8 - COMMITMENTS
--------------------------------------------------------------------------------

The Operating Companies are obligated under a signed Franchise Agreement to pay franchise royalty fees to Command Center, Inc., royalty fees are paid based on percentage of sales, for the year ended December 31, 2005 the Operating Companies incurred royalty fees of approximately $502,962.

--------------------------------------------------------------------------------
NOTE 9 - SUBSEQUENT EVENT
--------------------------------------------------------------------------------

The Consolidated Group has entered into an agreement whereby its Shareholders and Members will exchange their ownership rights in each franchise for stock in Command Center, Inc. This agreement is subject to continuing due diligence review by Command Center, Inc. Command Center, Inc. is registered with the Securities and Exchange Commission and is traded on the OTCBB under the symbol CCNI.

                                    # # # # #

                                     [LOGO]
                                   EideBailly
                            CPAs & BUSINESS ADVISORS

            INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTARY INFORMATION
--------------------------------------------------------------------------------


The Members
VIKEN MANAGEMENT, INC. AND CONSOLIDATED VARIABLE INTEREST ENTITIES Scottsdale, Arizona


Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.


/s/ Eide Bailly LLP
Phoenix, Arizona
March 10, 2006


                       PEOPLE. PRINCIPLES. POSSIBILITIES.
                               www.eidebailly.com
             1850 N. Central Avenue Suite 400 Phoenix, Arizona 85004
                    Phone 602.264.5844 Fax 602.277.4845 EOE

VIKEN MANAGEMENT, INC. AND CONSOLIDATED VARIABLE INTEREST ENTITIES
CONSOLIDATING BALANCE SHEETS - WITH SUPPLEMENTARY COMBINING INFORMATION
DECEMBER 31, 2005
--------------------------------------------------------------------------------

                                                            Southwest                                                      San
                                                Viken       Temporary                                     Aardvark       Antonio
                                             Management    Development,       Zaz,         Rascals,      Staffing,      Armadillo,
            ASSETS                              Inc.           LLC            LLC            LLC            LLC            LLC
                                            ------------   ------------   ------------   ------------   ------------   ------------
CURRENT ASSETS
  Cash                                      $     79,036   $         --   $         --   $         --   $         --   $         --
  Receivables
     Trade receivables                           280,968        213,908        621,580        776,734        417,603        489,903
     Less: Allowance for doubtful accounts        22,974         26,430        172,706         92,896         57,038         85,139
                                            ------------   ------------   ------------   ------------   ------------   ------------
                                                 257,994        187,478        448,874        683,838        360,565        404,764
                                            ------------   ------------   ------------   ------------   ------------   ------------
     Other receivables                           143,765         66,611             --         75,500             --             --
     Related party receivables                    30,000             --             --             --             --             --
  Intercompany receivables                     2,412,678        346,789             --             --             --         93,195
                                            ------------   ------------   ------------   ------------   ------------   ------------

  Prepaid expenses                                13,877          2,043          5,054         15,353          2,285         36,595
  Deposits                                        20,346          1,756          1,603          6,000             --             --
                                            ------------   ------------   ------------   ------------   ------------   ------------

         Total current assets                  2,957,696        604,677        455,531        780,691        362,850        534,554
                                            ------------   ------------   ------------   ------------   ------------   ------------

PROPERTY AND EQUIPMENT, net                      158,711        140,146             --             --             --         10,172

OTHER ASSETS
  Goodwill                                            --             --             --             --             --         40,000
                                            ------------   ------------   ------------   ------------   ------------   ------------

         Total assets                       $  3,116,407   $    744,823   $    455,531   $    780,691   $    362,850   $    584,726
                                            ============   ============   ============   ============   ============   ============


         LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
  Checks in excess of bank deposits         $    290,033   $         --   $         --   $         --   $         --   $         --
  Current maturities of long-term debt                --         48,017             --             --             --             --
  Accounts payable and accrued expenses        1,158,254             --             --        159,282             --             --
  Payroll withholdings                           477,865         26,914         55,521        699,494         24,090        178,409
  Funding payable                                 97,076         16,084        170,905        263,036        140,314        252,780
                                                 222,194        350,476       (341,402)      (177,078)      (120,556)        (6,698)
  Intercompany payables                               --        156,399      1,318,507        529,275        403,677             --
                                            ------------   ------------   ------------   ------------   ------------   ------------

         Total current liabilities             2,245,422        597,890      1,203,531      1,474,009        447,525        424,491
                                            ------------   ------------   ------------   ------------   ------------   ------------


LONG-TERM DEBT, net of current maturities             --        103,067             --             --             --             --
                                            ------------   ------------   ------------   ------------   ------------   ------------


SHAREHOLDERS' EQUITY
  Controlling interest in equity
     Common Stock                                    100             --             --             --             --             --
     Additional paid-in capital                1,522,062             --             --             --             --             --
     Retained earnings (deficit)                (651,177)            --             --             --             --             --
  Noncontrolling interest in equity                   --         43,866       (748,000)      (693,318)       (84,675)       160,235
                                            ------------   ------------   ------------   ------------   ------------   ------------
         Total stockholders' equity              870,985         43,866       (748,000)      (693,318)       (84,675)       160,235
                                                                          ------------   ------------   ------------   ------------

                                            $  3,116,407   $    744,823   $    455,531   $    780,691   $    362,850   $    584,726
                                            ============   ============   ============   ============   ============   ============

                                                             Truckee        Awesome
                                              Broadway        River          Possum       Sacramento
                                              Gardens,      Services,       Staffing       Staffing                    Consolidated
            ASSETS                              LLC           LLC             LLC            LLC        Eliminations      Total
                                            ------------   ------------   ------------   ------------   ------------   ------------
CURRENT ASSETS
  Cash                                      $         --   $         --   $         --   $         --   $         --   $     79,036
  Receivables
     Trade receivables                           222,617        245,206        149,371        192,464             --      3,610,354
     Less: Allowance for doubtful accounts        80,875         10,399         46,410         35,772             --        630,639
                                            ------------   ------------   ------------   ------------   ------------   ------------
                                                 141,742        234,807        102,961        156,692             --      2,979,715
                                            ------------   ------------   ------------   ------------   ------------   ------------
     Other receivables                                --             --             --             --             --        285,876
     Related party receivables                        --             --             --             --             --         30,000
  Intercompany receivables                            --             --             --        144,086     (2,996,748)            --
                                            ------------   ------------   ------------   ------------   ------------   ------------

  Prepaid expenses                                 2,400         28,513          2,286          3,006             --        111,412
  Deposits                                            --          1,450          1,616          5,468             --         38,239
                                            ------------   ------------   ------------   ------------   ------------   ------------

         Total current assets                    144,142        264,770        106,863        309,252     (2,996,748)     3,524,278
                                            ------------   ------------   ------------   ------------   ------------   ------------

PROPERTY AND EQUIPMENT, net                           --             --             --             --             --        309,029

OTHER ASSETS
  Goodwill                                            --             --             --             --             --         40,000
                                            ------------   ------------   ------------   ------------   ------------   ------------

         Total assets                       $    144,142   $    264,770   $    106,863   $    309,252   $ (2,996,748)  $  3,873,307
                                            ============   ============   ============   ============   ============   ============


         LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
  Checks in excess of bank deposits         $         --   $         --   $         --   $         --   $         --   $    290,033
  Current maturities of long-term debt                --             --             --             --             --         48,017
  Accounts payable and accrued expenses           50,384             --             --             --             --      1,367,920
  Payroll withholdings                             7,994        105,722          8,947        127,247             --      1,712,203
  Funding payable                                 98,386        145,919         31,186         94,146             --      1,309,832
                                                   5,949        (36,525)        (1,510)       105,150
  Intercompany payables                          441,920         55,241         91,729             --     (2,996,748)            --
                                            ------------   ------------   ------------   ------------   ------------   ------------

         Total current liabilities               604,633        270,357        130,352        326,543     (2,996,748)     4,728,005
                                            ------------   ------------   ------------   ------------   ------------   ------------


LONG-TERM DEBT, net of current maturities             --             --             --             --             --        103,067
                                            ------------   ------------   ------------   ------------   ------------   ------------


SHAREHOLDERS' EQUITY
  Controlling interest in equity
     Common Stock                                     --             --             --             --             --            100
     Additional paid-in capital                       --             --             --             --             --      1,522,062
     Retained earnings (deficit)                      --             --             --             --             --       (651,177)
  Noncontrolling interest in equity             (460,491)        (5,587)       (23,489)       (17,291)            --     (1,828,750)
                                            ------------   ------------   ------------   ------------   ------------   ------------
         Total stockholders' equity             (460,491)        (5,587)       (23,489)       (17,291)            --       (957,765)
                                            ------------   ------------   ------------   ------------   ------------   ------------

                                            $    144,142   $    264,770   $    106,863   $    309,252   $ (2,996,748)  $  3,873,307
                                            ============   ============   ============   ============   ============   ============

VIKEN MANAGEMENT, INC. AND CONSOLIDATED VARIABLE INTEREST ENTITIES
CONSOLIDATED INCOME STATEMENTS
WITH SUPPLEMENTARY COMBINING INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 2005
--------------------------------------------------------------------------------

                                             Southwest                                                      San
                                 Viken       Temporary                                     Aardvark       Antonio
                              Management    Development,       Zaz,         Rascals,      Staffing,      Armadillo,
                                 Inc.           LLC            LLC            LLC            LLC            LLC
                             ------------   ------------   ------------   ------------   ------------   ------------
OPERATIONS

REVENUES                     $    914,670   $  2,158,613   $  3,034,555   $  7,400,780   $  3,158,893   $  4,969,057

COST OF SALES                    (414,888)     1,631,183      2,326,969      5,950,568      2,215,310      3,774,573
                             ------------   ------------   ------------   ------------   ------------   ------------

GROSS PROFIT                    1,329,558        527,430        707,586      1,450,212        943,583      1,194,484

OPERATING EXPENSES              1,980,735        845,538      1,189,050      1,946,947      1,034,534      1,173,804
                             ------------   ------------   ------------   ------------   ------------   ------------

INCOME FROM OPERATIONS           (651,177)      (318,108)      (481,464)      (496,735)       (90,951)        20,680
                             ------------   ------------   ------------   ------------   ------------   ------------

OTHER INCOME (EXPENSES)                --        (15,648)            --             --             --             --
                             ------------   ------------   ------------   ------------   ------------   ------------

NET INCOME (LOSS)                (651,177)      (333,756)      (481,464)      (496,735)       (90,951)        20,680
                             ------------   ------------   ------------   ------------   ------------   ------------

RETAINED EARNINGS (DEFICIT)
  BEGINNING OF YEAR                    --       (911,833)      (698,406)      (439,312)      (165,724)       (27,963)
                             ------------   ------------   ------------   ------------   ------------   ------------

RETAINED EARNINGS
  END OF YEAR                $   (651,177)  $ (1,245,589)  $ (1,179,870)  $   (936,047)  $   (256,675)  $     (7,283)
                             ============   ============   ============   ============   ============   ============

                                              Truckee        Awesome
                               Broadway        River          Possum       Sacramento
                               Gardens,      Services,       Staffing       Staffing                    Consolidated
                                 LLC           LLC             LLC            LLC        Eliminations      Total
                             ------------   ------------   ------------   ------------   ------------   ------------
OPERATIONS

REVENUES                     $  1,524,375   $  2,331,235   $  1,420,827   $    872,105   $         --   $ 27,785,110

COST OF SALES                   1,303,585      1,527,837      1,088,228        551,142             --     19,954,507
                             ------------   ------------   ------------   ------------   ------------   ------------

GROSS PROFIT                      220,790        803,398        332,599        320,963             --      7,830,603

OPERATING EXPENSES                613,824        770,251        369,730        402,398             --     10,326,811
                             ------------   ------------   ------------   ------------   ------------   ------------

INCOME FROM OPERATIONS           (393,034)        33,147        (37,131)       (81,435)            --     (2,496,208)
                             ------------   ------------   ------------   ------------   ------------   ------------

OTHER INCOME (EXPENSES)            (5,231)        (7,358)            --             --             --        (28,237)
                             ------------   ------------   ------------   ------------   ------------   ------------

NET INCOME (LOSS)                (398,265)        25,789        (37,131)       (81,435)            --     (2,524,445)
                             ------------   ------------   ------------   ------------   ------------   ------------

RETAINED EARNINGS (DEFICIT)
  BEGINNING OF YEAR               (77,226)      (166,976)            --             --             --     (2,487,440)
                             ------------   ------------   ------------   ------------   ------------   ------------

RETAINED EARNINGS
  END OF YEAR                $   (475,491)  $   (141,187)  $    (37,131)  $    (81,435)  $         --   $ (5,011,885)
                             ============   ============   ============   ============   ============   ============


                                      -14-